Exhibit 5.1

                                 THE OFFICES OF
                            LAWRENCE S. HARTMAN, ESQ.
                                 12 KAROW COURT
                            CHESTNUT RIDGE, NY 10952
                        NYS Bar Membership Number: 251703

June 18, 2003

Board of Directors
InCall Systems, Inc.
2764 Lake Sahara Drive
Suite 115
Las Vegas, Nevada 89117

RE: S-8 Legal Opinion

Dear Sirs:

In connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") for the purpose of registering 1,000,000 shares of inCall Systems, Inc. (the "Company") common stock, par value $.001 (the "Common Stock") to be issued (the "Common Stock") under the Company's 2003 Stock Compensation Plan 1 Dated February 15, 2003 which was approved by the Board of Directors of the Company February 15, 2003, I have examined the Articles of Incorporation and Bylaws of the Company, as amended and such other documents of the Company as I have deemed necessary or appropriate for the purposes of my opinion expressed herein. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me and the representation of Board Approval for these agreements.

Based upon the foregoing, and assuming that Shares will be issued as set forth in the Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the beneficiary thereof, once issued as described in the Registration Statement.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name and the making of statements with respect to myself in the Registration Statement constituting a part thereof.

Sincerely,


/s/ Lawrence S. Hartman
-------------------------------------
Lawrence S. Hartman, Esq.